Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to give effect to the acquisition of SentreHEART, Inc. (“SentreHEART”) by AtriCure, Inc. (“AtriCure” or the “Company”), or the Acquisition, as announced on August 11, 2019 and subsequently closed on August 13, 2019.

The unaudited pro forma condensed combined financial information was prepared using (i) the audited consolidated financial statements of AtriCure and the related notes included in AtriCure’s Annual Report on Form 10-K for the year ended December 31, 2018 and the unaudited condensed consolidated financial statements of AtriCure and related notes included in AtriCure’s Quarterly Report on Form 10-Q for the six months ended June 30, 2019, (ii) the audited consolidated financial statements and the related notes of SentreHEART for the fiscal year ended December 31, 2018 included in Exhibit 99.1 of this Form 8-K/A and the unaudited condensed consolidated financial statements and the related notes of SentreHEART for the six months ended June 30, 2019 included in Exhibit 99.2 of this Form 8-K/A, (iii) the preliminary purchase price allocation of the SentreHEART acquisition, a summary of which is included in Note 2 to this unaudited pro forma condensed combined financial information, and (iv) the assumptions and adjustments described in the notes accompanying this unaudited pro forma condensed combined financial information.

The SentreHEART acquisition is accounted for using the “acquisition method” of accounting. Under the acquisition method of accounting, the purchase price is required to be allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. Any purchase price in excess of the fair value of the acquired tangible and intangible assets is required to be allocated to goodwill in AtriCure’s consolidated balance sheet as of the end of the period in which the acquisition closed. We performed appraisals to estimate preliminary fair values of the tangible and intangible assets acquired, the value of liabilities arising from contingencies, and the amount of goodwill to be recognized as of the acquisition date. Such values arising from appraisals are preliminary estimates and subject to adjustment as the accounting for the acquisition is completed. Differences that may occur between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not intended to represent or be indicative of the consolidated financial position or results of operations in future periods or results that actually would have been achieved if AtriCure and SentreHEART had been a combined company during the periods presented. Actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined statements of operations do not reflect any operating efficiencies or cost savings that may be achieved as a result of the Acquisition.

This unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated audited and unaudited financial statements and related notes of AtriCure as referenced above and the related audited and unaudited financial statements and related notes of SentreHEART included in Exhibits 99.1 and 99.2 of this Form 8-K/A.

AtriCure, Inc. and SentreHEART, Inc.

Condensed Combined Balance Sheet and Pro Forma Adjustments

As of June 30, 2019

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Historical
			Pro Forma			Pro Forma
	AtriCure, Inc.	SentreHEART, Inc.	Adjustments			Combined
Assets
Current assets:
Cash and cash equivalents	$25,247	$2,612	$(20,620)	a	)	$7,239
Short-term investments	65,594	—	—			65,594
Accounts receivable, less allowance for doubtful accounts	27,955	535	—			28,490
Inventories	24,432	652	1,196	b	)	26,280
Prepaid and other current assets	3,297	51	—			3,348

Total current assets	146,525	3,850	(19,424)			130,951
Property and equipment, net	28,095	148	(54)	c	)	28,189
Operating lease right-of-use asset	1,624	—	2,929	d	)	4,553
Long-term investments	12,860	—	—			12,860
Intangible assets, net	48,286	161	82,409	e	)	130,856
Goodwill	105,257	—	131,059	f	)	236,316
Other noncurrent assets	473	251	204	g	)	928

Total assets	$343,120	$4,410	$197,123			$544,653

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,592	$1,836	$—			$14,428
Accrued liabilities	19,885	1,881	10,771	h	)	32,537
Convertible note embedded derivative liability	—	6,244	(6,244)	i	)	—
Other current liabilities and current maturities of leases and long-term debt	6,955	25,229	(24,486)	j	)	7,698

Total current liabilities	39,432	35,190	(19,959)			54,663
Finance lease liabilities	11,834	—	—			11,834
Long-term debt	33,886	3,002	(3,002)	k	)	33,886
Operating lease liabilities	1,150	—	2,186	l	)	3,336
Other noncurrent liabilities	15,270	286	171,014	m	)	186,570

Total liabilities	101,572	38,478	150,239			290,289
Commitments and contingencies
Stockholders’ Equity:
Convertible Preferred Stock	—	106,013	(106,013)	n	)	—
Common stock	39	0	1	n	)	40
Additional paid-in capital	498,402	2,698	19,293	n	)	520,393
Accumulated other comprehensive loss	(154)	—	—			(154)
Accumulated deficit	(256,739)	(142,779)	133,603	n	)	(265,915)

Total Stockholders’ Equity	$241,548	$(34,068)	$46,884			$254,364

Total Liabilities and Stockholders’ Equity	$343,120	$4,410	$197,123			$544,653

AtriCure, Inc. and SentreHEART, Inc.

Condensed Combined Statement of Continuing Operations and Pro Forma Adjustments

For the Six Months Ended June 30, 2019

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Historical
		SentreHEART, Inc.	Pro Forma			Pro Forma
	AtriCure, Inc.		Adjustments			Combined
Revenue	$112,872	$1,697	$—			$114,569
Cost of revenue	29,108	1,138	—			30,246

Gross profit	83,764	559	—			84,323
Operating expenses:
Research and development expenses	17,980	3,849	152	o	)	21,981
Selling, general and administrative expenses	74,943	6,022	(1,658)	p	)	79,307

Total operating expenses	92,923	9,871	(1,506)			101,288

Loss from operations	(9,159)	(9,312)	1,506			(16,965)
Other income (expense):
Interest expense	(1,741)	(4,420)	4,370	q	)	(1,791)
Interest income	1,356	47	(29)	r	)	1,374
Other	(116)	—	—			(116)

Loss before income tax expense	(9,660)	(13,685)	5,847			(17,498)
Income tax expense	76	—	—			76

Net loss	$(9,736)	$(13,685)	$5,847			$(17,574)

Basic and diluted net loss per share	$(0.26)					$(0.46)
Weighted average shares outstanding - basic and diluted	37,156		699	s	)	37,855

AtriCure, Inc. and SentreHEART, Inc.

Condensed Combined Statement of Continuing Operations and Pro Forma Adjustments

For the Twelve Months Ended December 31, 2018

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Historical
			Pro Forma		Pro Forma
	AtriCure, Inc.	SentreHEART, Inc.	Adjustments		Combined
Revenue	$201,630	$4,095	$—		$205,725
Cost of revenue	54,510	2,773	—		57,283

Gross profit	147,120	1,322	—		148,442
Operating expenses:
Research and development expenses	34,723	8,214	292	t)	43,229
Selling, general and administrative expenses	129,524	10,600	(398)	u)	139,726

Total operating expenses	164,247	18,814	(106)		182,955

Loss from operations	(17,127)	(17,492)	106		(34,513)
Other income (expense):
Interest expense	(4,607)	(2,418)	2,415	v)	(4,610)
Interest income	1,006	176	(127)	w)	1,055
Other	(183)	—	—		(183)

Loss before income tax expense	(20,911)	(19,734)	2,394		(38,251)
Income tax expense	226	4	—		230

Net loss	$(21,137)	$(19,738)	$2,394		$(38,481)

Basic and diluted net loss per share	$(0.62)				$(1.11)
Weighted average shares outstanding - basic and diluted	34,087		699	x)	34,786

AtriCure, Inc. and SentreHEART, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In Thousands, except Per Share Amounts)

Note 1. Basis of Presentation

The statements and related notes present the pro forma condensed combined financial information. The historical information of AtriCure as of and for the six months ended June 30, 2019 was derived from the unaudited consolidated financial statements and related notes of AtriCure from the Quarterly Report on Form 10-Q for the six months ended June 30, 2019. The historical financial information of AtriCure for the year ended December 31, 2018 was derived from the audited consolidated financial statements and related notes from AtriCure’s Annual Report on Form 10-K for the year ended December 31, 2018. The historical information of SentreHEART was derived from the audited consolidated financial statements and related notes for the year ended December 31, 2018 and the unaudited consolidated financial statements and related notes for the six months ended June 30, 2019 included in Exhibits 99.1 and 99.2 of this Form 8-K/A. This unaudited pro forma condensed combined financial information should be read in conjunction with such historical financial information.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition and related transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of continuing operations, expected to have a continuing impact on the combined results. The pro forma adjustments include conforming SentreHEART historical financial information to the date and method of adoption by AtriCure of FASB ASC 606 Revenue from Contracts with Customers and ASC 842 Leases. Certain pro forma adjustments are preliminary, based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the Acquisition closes, subject to completion of purchase accounting procedures and related valuation analysis. The final purchase price allocation could result in significant changes to the unaudited pro forma condensed combined financial information, including goodwill.

Note 2. SentreHEART Acquisition

On August 13, 2019, AtriCure completed its acquisition of SentreHEART, pursuant to the Merger Agreement, dated August 11, 2019. Parties to the Merger Agreement, in addition to AtriCure and SentreHEART, include Stetson Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AtriCure (“Merger Sub 1”), Second Stetson Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of AtriCure (“Merger Sub 2”), and Shareholder Representative Services LLC, solely in its capacity as Securityholder Representative (as defined in the Merger Agreement). Under the terms of the Merger Agreement, Merger Sub 1 merged with and into SentreHEART, with SentreHEART continuing as the surviving corporation and a wholly-owned subsidiary of AtriCure. This merger was immediately followed by the merger of SentreHEART with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly-owned subsidiary of AtriCure.

The aggregate consideration paid at closing to SentreHEART’s former stockholders was approximately $40,000, of which $21,992 was paid through the issuance of 699 shares of AtriCure common stock and the remainder paid in cash. Additional consideration, as specified by the Merger Agreement, is contingent upon the achievement of specified clinical and reimbursement milestones on or before December 31, 2026. The contingent consideration includes up to $140,000 based on a milestone related to the aMAZETM IDE clinical trial, including PMA approval, and up to $120,000 based on a milestone related to reimbursement for the therapy involving SentreHEART’s devices. All contingent consideration will be payable in a combination of cash and AtriCure common stock, with the maximum number of shares that may be issued pursuant to the Merger limited to 19.9% of AtriCure’s total shares outstanding or 7,021, inclusive of the shares issued at closing. The maximum contingent consideration payable by AtriCure will not exceed $260,000. The consideration reflects working capital adjustments.

The total estimated purchase price of the acquisition is as follows:

Fair value of shares issued at closing	$21,992
Cash, net of cash acquired and working capital adjustments	17,254
Preliminary fair value of contingent consideration	171,300

Total Purchase Price	$210,546

Preliminary Purchase Price Allocation

Pursuant to the Company’s business combinations accounting policy, the total preliminary purchase price for SentreHEART was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values as set forth below. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill.

AtriCure, Inc. and SentreHEART, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In Thousands, except Per Share Amounts)

The Company’s preliminary purchase price allocation for SentreHEART is as follows:

Estimated Fair Value of Acquired Working Capital Deficit	$(3,177)
Adjustment to recognize assets and liabilities at fair value
Property, Plant & Equipment	94
Identified intangible assets
Developed technology (estimated 15-year life)	270
IPR&D (indefinite life until completion)	82,300
Goodwill	131,059

Total Purchase Price	$210,546

The preliminary purchase price allocation is based on preliminary estimates and assumptions and is subject to change during the purchase price measurement period as the Company finalizes the valuations of the contingent consideration, tangible and intangible assets.

Note 3. Notes to Unaudited Condensed Combined Balance Sheet and Pro Forma Adjustments as of June 30, 2019

The unaudited condensed combined balance sheet and pro forma adjustments presented above reflects the following specific adjustments:

a)	Cash and cash equivalents
	To reflect cash paid as part of the closing merger consideration for adjustments detailed in the merger agreement.	$(18,008)
	To reflect cash not transferred as part of the merger agreement.	(2,408)
	To reflect policy difference related to accounting for deposits.	(204)

	Total adjustments to cash and cash equivalents	$(20,620)
b)	Inventories
	To reverse net book value of existing SentreHEART inventory.	$(652)
	To record reserve for right to recover inventory for adoption of ASC 606.	377
	To record estimated fair value of acquired SentreHEART inventory.	1,471

	Total adjustments to inventories	$1,196
c)	Property and equipment, net
	To reverse net book value of existing SentreHEART property and equipment.	$(148)
	To record estimated fair value of acquired SentreHEART property and equipment.	94

	Total adjustments to property and equipment, net	$(54)
d)	Operating lease right-of-use asset
	To record SentreHEART operating lease right-of-use asset for adoption of ASC 842.	$2,929
e)	Intangible assets, net
	To reverse net book value of existing SentreHEART intangible assets.	$(161)
	To record estimated fair value of acquired intangible assets (developed technology and IPR&D of SentreHEART) as of August 13, 2019 valuation date.	82,570

	Total adjustments to intangible assets, net	$82,409
f)	Goodwill
	To adjust for purchase consideration in excess of estimated fair value of net assets acquired as of August 13, 2019 valuation date.	$131,059
g)	Other noncurrent assets
	To reflect a policy difference related to accounting for deposits.	$204
h)	Accrued liabilities
	To reverse sales return reserve under ASC 605.	$(522)
	To record sales return reserve for adoption of ASC 606.	2,239
	To reflect assumed obligations of SentreHEART based on excess closing working capital in the condensed combined balance sheet over target net working capital as detailed in the merger agreement.	1,167
	To reflect AtriCure and SentreHEART transaction costs expected to be incurred directly related to the acquisition of SentreHEART which were not reflected in the balance sheet as of June 30, 2019. This expense is not reflected in the Unaudited Condensed Combined Statements of Continuing Operations and Pro Forma Adjustments as it is non-recurring.	7,887

	Total adjustments to accrued liabilities	$10,771
i)	Convertible note embedded derivative liability
	To reflect convertible note embedded derivative liability settlement in connection with the acquisition of SentreHEART.	$(6,244)

AtriCure, Inc. and SentreHEART, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In Thousands, except Per Share Amounts)

j)	Other current liabilities and current maturities of leases and long-term debt
	To reflect deferred financing fees and discount written off related to debt paid off in connection with the acquisition of SentreHEART.	$1,955
	To reflect debt paid off in connection with the acquisition of SentreHEART.	(6,000)
	To reflect debt converted to equity in connection with the acquisition of SentreHEART	(21,184)
	To record current portion of SentreHEART operating lease liability for adoption of ASC 842.	743

	Total adjustments to other current liabilities and current maturities of leases and long-term debt	$(24,486)
k)	Long-term debt
	To reflect debt paid off and related deferred financing fees and discount written off in connection with the acquisition of SentreHEART.	$(3,002)
l)	Operating lease liabilities.
	To record SentreHEART operating lease liability for adoption of ASC 842.	$2,186
m)	Other noncurrent liabilities
	To remove deferred rent for adoption of ASC 842.	$(51)
	To reflect settlement of preferred stock warrant liability of SentreHEART in connection with the acquisition of SentreHEART.	(235)
	To reflect estimated fair value of contingent consideration related to the earn-out provisions in the merger agreement between SentreHEART and AtriCure.	$171,300

	Total adjustments to other noncurrent liabilities	171,014
n)	Stockholders’ Equity
	Convertible preferred stock:
	To reverse Series A convertible preferred stock of SentreHEART.	$(1,957)
	To reverse Series B convertible preferred stock of SentreHEART.	(22,408)
	To reverse Series C convertible preferred stock of SentreHEART.	(55,957)
	To reverse Series D convertible preferred stock of SentreHEART.	(25,691)

	Total adjustments to convertible preferred stock	$(106,013)
	Common stock:
	To reverse common stock of SentreHEART.	$(0)
	To record $0.001 per share par value of 698,792 common shares of AtriCure issued to SentreHEART shareholders as merger consideration.	1

	Total adjustments to common stock	$1
	Additional paid-in capital:
	To reverse additional paid-in capital for common stock of SentreHEART.	$(2,698)
	To record additional paid-in capital related to issuance of common shares of AtriCure issued to SentreHEART shareholders as merger consideration.	21,991

	Total adjustments to additional paid-in capital	$19,293
	Accumulated deficit:
	To reverse accumulated deficit of SentreHEART.	$142,779
	To reflect adjustment recorded for adoption of ASC 606.	(1,340)
	To reflect adjustment recorded for adoption of ASC 842.	51
	To reflect transaction costs expected to be incurred directly related to the acquisition of SentreHEART which were not reflected in the balance sheet as of June 30, 2019.	(7,887)

	Total adjustments to accumulated deficit	$133,603

Note 4. Notes to Unaudited Condensed Combined Statement of Continuing Operations and Pro Forma Adjustments for the six months ended June 30, 2019

The unaudited condensed combined statement of continuing operations and pro forma adjustments presented above reflects the following specific adjustments:

o)	Research and development expenses
	Reclassification of laboratory and facilities costs to research and development expenses from selling, general and administrative expenses to conform to AtriCure presentation.	$162
	To remove amortization expense for historical SentreHEART intangible assets.	(19)
	To record estimated amortization expense for newly identified SentreHEART intangible assets.	9

	Total adjustments to research and development expenses	$152

AtriCure, Inc. and SentreHEART, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In Thousands, except Per Share Amounts)

p)	Selling, general and administrative expenses
	Reclassification of laboratory and facilities costs to cost of revenue and research and development from selling, general and administrative expenses to conform to AtriCure presentation.	$(162)
	To remove depreciation expense for historical SentreHEART property & equipment.	(55)
	To record depreciation expense for acquired SentreHEART property & equipment.	24
	To remove AtriCure and SentreHEART transaction costs incurred directly related to the acquisition of SentreHEART included in historical statement of operations of AtriCure and SentreHEART.	(1,465)

	Total adjustments to selling, general and administrative expenses	$(1,658)
q)	Interest expense
	To reverse interest expense associated with SentreHEART debt and convertible notes payable.	$3,616
	To reverse fair value adjustments of SentreHEART embedded derivative liability.	754

	Total adjustments to interest expense	$4,370
r)	Interest income
	To reverse fair value adjustment of SentreHEART preferred stock warrant liability.	(29)
s)	Weighted-average shares outstanding - basic and diluted
	AtriCure shares issued to SentreHEART shareholders as merger consideration.	699

Note 5. Notes to Unaudited Condensed Combined Statement of Continuing Operations and Pro Forma Adjustments for the year ended December 31, 2018

The unaudited condensed combined statement of continuing operations and pro forma adjustments above reflects the following specific adjustments:

t)	Research and development expenses
	Reclassification of laboratory and facilities costs to research and development expenses from selling, general and administrative expenses to conform to AtriCure presentation.	$313
	To remove amortization expense for historical SentreHEART intangible assets.	(39)
	To record estimated amortization expense for newly identified SentreHEART intangible assets.	18

	Total adjustments to research and development expenses	$292
u)	Selling, general and administrative expenses
	Reclassification of laboratory and facilities costs to cost of revenue and research and development from selling, general and administrative expenses to conform to AtriCure presentation.	$(313)
	To remove depreciation expense for historical SentreHEART property equipment.	(132)
	To record depreciation expense for acquired SentreHEART property equipment.	47

	Total adjustments to selling, general and administrative expenses	(398)
v)	Interest expense
	To reverse interest expense associated with SentreHEART debt and convertible notes payable.	$1,745
	To reverse fair value adjustments of SentreHEART embedded derivative liability.	670

	Total adjustments to interest expense	$2,415
w)	Interest income
	To reverse fair value adjustment of SentreHEART preferred stock warrant liability.	(127)
x)	Weighted-average shares outstanding - basic and diluted
	AtriCure shares issued to SentreHEART shareholders as merger consideration.	699

Note 6. Pro Forma Net Loss per Common Share

The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of AtriCure’s common stock outstanding during the period as adjusted to reflect the shares of common stock issued as consideration in the SentreHEART acquisition. The diluted weighted average number of common shares does not include outstanding stock options as their inclusion would be anti-dilutive.